UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
(Date of earliest event reported): March 3, 2009
LIME ENERGY CO.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337

(State or other jurisdiction of incorporation)	(Commission File #)	(IRS Employer Identification No.)
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On March 3, 2009, Lime Energy Co. (the “Company”) exchanged 2,252,341 shares of its common stock for 1,060,421,884 shares of Advanced Biotherapy, Inc. (“ADVB”) held by stockholders of ADVB (the “Sellers”) representing approximately 90.8% of ADVB’s issued and outstanding shares pursuant to a Stock Purchase Agreement dated November 18, 2008. The Company then completed a short-form merger in which it merged ADVB with and into a newly formed merger subsidiary, with the merger subsidiary remaining as the surviving entity. Upon the closing of the merger the Company obtained access to ADVB’s assets, including approximately $7.4 million of cash, an $800,000 note receivable and a Revolving Credit Note issued by the Company that had an outstanding balance of approximately $52,000. The Company has cancelled the Revolving Credit Note and does not plan to continue to operate ADVB as a going concern after the closing.
The Company will exchange all remaining shares of ADVB for shares of the Company’s common stock at the rate of 0.002124 of a share of the Company’s common stock for each share of ADVB common stock, pursuant to a Form S-4 registration statement (reg. no. 333-156924) that was declared effective by the Securities and Exchange Commission on February 6, 2009.
Richard P. Kiphart, one of the Sellers, was the beneficial owner of more than 80% of the shares of ADVB and served as its Chairman, on one hand, and, after the closing of the purchase and the merger, is the beneficial owner of approximately [40%] of the shares of the Company and serves as its Chairman, on the other hand. David Valentine is also a shareholder and director of both Lime and was a shareholder and director of ADVB. Christopher Capps, a former shareholder and director of ADVB, will be named a director of the Company within ten days of closing.
For additional information regarding this transaction please refer to the Company’s Current Report on Form 8-K dated November 13, 2008 filed with the Commission on November 18, 2008.
The Company issued a press release in connection with the merger, which is attached as Exhibit 99.1.
This document does not constitute an offer to sell any securities. The Company has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission and has mailed an information statements/prospectus to the Company’s and ADVB’s shareholders. The Company’s and ADVB’s shareholders are urged to read the information statement/prospectus and other related documents filed with the Securities and Exchange Commission because they contain important information about the acquisition of ADVB. Security holders may obtain free copies of the joint information statement/prospectus and other documents filed with the Securities and Exchange Commission through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of the information statement/prospectus and other documents filed with the Securities and Exchange Commission can also be obtained on our website at www.lime-energy.com or by calling 847-437-1666.

Item 9.01 Financial Statements and Exhibits.
     (a) Exhibits

99.1	Press release dated March 4, 2009

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.
Dated: March 4, 2009	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 4, 2009